UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 2, 2008

                           BOK FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)



         Oklahoma                       000-19341              73-1373454
         --------                       ---------              ----------
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


  Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (918) 588-6000

               _____________________N/A___________________________

          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02.  Results of Operations and Financial Condition.

     BOK Financial Corporation (the "Company") has completed a preliminary review of internal asset quality as part of its regular quarterly control process. As a result of that review, the Company expects credit costs to increase compared to the first quarter of 2008. The Company currently expects to record a credit loss provision for the second quarter of between $30 million and $35 million and expects net loan charge-offs to be within a range of $12 million to $14 million. The provision for credit losses was $17.6 million and net loans charged off totaled $8.9 million for the first quarter of 2008.

     Non-performing assets are expected to be between $150 million and $165 million at quarter end, up from $126 million at March 31, 2008. Non-performing assets include approximately $8 million of mortgage loans subject to government guarantee and $14 million of assets subject to a cash escrow for credit losses from a recent acquisition. The increase in non-performing assets includes $17 million of residential real estate development and construction exposures in Arizona, including Tucson, a market that has more recently been impacted by adverse real estate trends. Arizona real estate development and construction loans represent approximately $152 million of the Company's $12.7 billion total loan portfolio. The net loan charge-offs include $3.9 million from one credit in the services segment of the Oklahoma loan portfolio. The remaining net loan charge-offs are individually less than $1 million.

     The Company expects Other Real Estate Owned to continue to increase in the coming quarters as it tends to hold properties rather than elect a bulk sale exit strategy at distressed prices. The Company will compare the cost of carry for each property to the return potential from holding the property in order to maximize shareholder value.

     In addition, the Company expects to record a quarterly charge within a range of $2.5 million to $3.0 million related to certain community development residential mortgage loans that were sold with recourse. These mortgage loans were underwritten to standards approved by U.S. government agencies, including full documentation. However, these loans generally required a smaller initial down payment and have a greater loss exposure. The principal balance of these loans subject to recourse obligations is approximately $392 million; approximately 70% of these loans are to borrowers in Oklahoma. The reserve for credit risk from these loans is expected to total approximately $7.5 million at the end of the quarter. The Company suspended originating and selling these types of loans in the first quarter of 2008.

     The Company completed a preliminary review of its investment securities portfolio for Other Than Temporary Impairment. The Company does not expect any impairment charges in the second quarter as a result of that review.

     The Company expects to release earnings for the second quarter of 2008 on Tuesday, July 15th.


About BOK Financial Corporation

     BOK Financial is a regional financial services company that provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. Holdings include Bank of Albuquerque, N.A., Bank of Arizona, N.A., Bank of Arkansas, N.A., Bank of Oklahoma, N.A., Bank of Texas, N.A., Colorado State Bank & Trust, N.A., Bank of Kansas City, N.A., BOSC, Inc., the TransFund electronic funds network, and Southwest Trust Company, N.A. Shares of BOK Financial are traded on the NASDAQ under the symbol BOKF. For more information, visit www.bokf.com.

     This current report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "plans," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.


                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BOK FINANCIAL CORPORATION


                                    By:      /s/ Steven E. Nell
                                       ---------------------------------------
                                       Steven E. Nell
                                       Executive Vice President
                                       Chief Financial Officer
Date:  July 2, 2008